Exhibit 99.4
SPECIAL MEETING OF SHAREHOLDERS OF [C-COR LOGO] z , 2007 YOUR VOTE IS IMPORTANT MAIL — Date, sign and mail your proxy card in the AUTHORIZE YOUR PROXY BY INTERNET / envelope provided as soon as possible. TELEPHONE -OR- 24 HOURS A DAY, 7 DAYS A WEEK TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone in the United States or (1-718) 921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call. -OR- INTERNET — Access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page. You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11.59 PM Eastern Time the day before the cut-off or meeting date. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ? Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope. Votes must be indicated (x) in Black or Blue ink. The Board of Directors recommends a vote “FOR” the following Proposals FOR AGAINST ABSTAIN 1. To adopt the Agreement and Plan of Merger. FOR AGAINST ABSTAIN 2. To adjourn or postpone the C-COR meeting, if necessary, to solicit additional proxies in favor of the proposal to adopt the merger agreement. 3. To transact other business that may properly come before the C-COR Meeting. S C A N L I N E NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. ___Date Share Owner sign here Co-Owner sign here C-COR INCORPORATED

PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Anthony Ibargüen, John Omlor and David A. Woodle, and each of them (with full power of substitution in each) attorneys and proxies of the undersigned to vote and act for and on behalf of the undersigned at the Special Meeting of Shareholders of C-COR Incorporated to be held at z a.m., eastern time, z , 2007, at 1735 Market Street, 42nd floor, Philadelphia, Pennsylvania 19103, and at all adjournments thereof, according to the number of shares which the undersigned would be entitled to vote if then personally present, as indicated hereon and in their discretion upon such other business as may come before the meeting, as set forth in the notice of the meeting and in the proxy confirming all that said attorneys and proxies may do or cause to be done by virtue hereof. It is agreed that unless otherwise marked on the reverse hereof said attorneys and proxies are appointed WITH authority to vote for the proposal to adopt the Agreement and Plan of Merger and to vote in their discretion to adjourn or postpone the C-COR meeting, if necessary, to solicit additional proxies in favor of the proposal to adopt the merger agreement and on such other business as may properly come before the meeting. (Continued and to be signed on the reverse side.) PLEASE CHECK BOX IF YOU INTEND TO BE PRESENT AT MEETING COMMENT/ADDRESS CHANGE Please mark this box if you have written a comment/address change C-COR INCORPORATED 60 Decibel Road State College, Pennsylvania 16801 COMMENTS / ADDRESS CHANGE: PLEASE MARK COMMENT / ADDRESS BOX